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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) November 3, 1999


                             PATTERSON ENERGY, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                   0-22664                     75-2504748
(State or other jurisdiction       (Commission                (I.R.S. Employer
      of incorporation)            File Number)              Identification No.)


   4510 LAMESA HIGHWAY, SNYDER, TEXAS                              79549
(Address of principal executive offices)                         (Zip Code)


                                 (915) 573-1104
              (Registrant's telephone number, including area code)


                                    No Change
         (Former name or former address, if changed since last report.)



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ITEM 5. OTHER EVENTS.

       On November 3, 1999 the Registrant issued the following press release:

           PATTERSON ENERGY, INC. ANNOUNCES POSSIBLE DEBT REFINANCING

Snyder, Texas, November 3, 1999---Patterson Energy, Inc. (NASDAQ:PTEN) today announced that on Friday, October 22, 1999, the Company and Transamerica Equipment Financial Services executed a commitment letter to provide a $60 million credit facility. Funding of the credit facility is contingent upon a successful syndication effort by Transamerica and the execution of a mutually agreeable credit agreement. If funded, approximately $47.9 million of the proceeds would be used to pay off the Company's existing term note and the remainder of the proceeds would be used to partially fund the Company's future operations and growth. The credit facility with Transamerica would bear interest at the 90-day LIBOR rate plus 3.51% and would require 12 monthly payments of interest only and 60 equal payments of principle and interest thereafter. Approximately two thirds, or $40 million, of the amount borrowed would require a one-half of one-percent (.5%) prepayment penalty.

Patterson Energy, Inc., a Snyder, Texas based energy company, is one of the leading providers of domestic land based drilling services to major independent oil and natural gas companies. Patterson currently owns 119 drilling rigs (114 of which are currently operable) and focuses its operations in Texas, New Mexico, Oklahoma, Louisiana, Utah and Mississippi.


For further information, contact:
Patterson Energy, Inc.
Cloyce A. Talbott, Chairman and Chief Executive Officer
Jonathan (Jody) Nelson, Vice President-Finance and Chief Financial Officer
(915) 573-1104


investrelations@patenergy.com


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           PATTERSON ENERGY, INC.




Date: December 7, 1999                     By: /s/ Jonathan Nelson
                                               ---------------------------------
                                               Mr. Jonathan (Jody) Nelson
                                               Vice-President-Finance
                                               Chief Financial Officer


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